As filed with the Securities and Exchange Commission on December 9, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUDSON TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

New York	13-3641539
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

P.O. Box 1541

One Blue Hill Plaza

Pearl River, NY 10965

Telephone: (845) 735-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kevin J. Zugibe, Chairman and Chief Executive Officer

Hudson Technologies, Inc.

P.O. Box 1541

One Blue Hill Plaza

Pearl River, NY 10965

Telephone: (845) 735-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael Grundei, Esq.

Wiggin and Dana LLP

Two Stamford Plaza

281 Tresser Boulevard

Stamford, CT 06901

Telephone: (203) 363-7600

Facsimile: (203) 363-7676

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-207969

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer ☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $.01 per share	—	—	—	—
Preferred Stock, par value $.01 per share	—	—	—	—
Warrants	—	—	—	—
Debt Securities	—	—	—	—
Units(3)	—	—	—	—
Total:	$1,750,000.00	(4)	$1,750,000.00	$ 202.83	(5)(6)

(1)

The Registrant previously registered securities, including common stock, preferred stock, warrants, debt securities and units comprised of same, with an aggregate offering price of $50,000,000 on a Registration Statement on Form S-3 (File No. 333-207969) filed by the Company on November 12, 2015, as amended on December 18, 2015, and declared effective by the Securities and Exchange Commission on December 18, 2015 (the “Registration Statement”). In accordance with Rule 462(b) under the Securities Act, an additional amount of securities, including common stock, preferred stock, warrants, debt securities and units comprised of same having a proposed maximum aggregate offering price of $1,750,000 is hereby registered, representing no more than 20% of the maximum aggregate offering price of securities available for issuance under the Registration Statement. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement exceed that registered under such registration statements. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or Securities Act, the securities being registered hereunder also include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(3)	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, warrants and debt securities.
(4)	The proposed maximum aggregate offering price per class of security in primary offerings will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(5)	The amount of the registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
(6)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $115.90 per $1,000,000 of the proposed maximum aggregate offering price.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed to register an additional $1,750,000 of securities, including common stock, preferred stock, debt securities, warrants and units comprised of same, of Hudson Technologies, Inc., a New York corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended and General Instruction IV of Form S-3. This registration statement incorporates by reference the contents of the registrant’s registration statement on Form S-3 (File No. 333-207969), as amended, which was declared effective by the Commission on December 18, 2015, including all amendments and exhibits thereto and all information incorporated by reference therein, other than the exhibits filed herewith. The Company is filing this Registration Statement for the sole purpose of increasing the maximum aggregate offering amount of securities registered under the Prior Registration Statement by $1,750,000.

The required opinion and consent is listed on an Exhibit Index attached hereto and filed herewith.

The registrant hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth in the cover page of this registration statement by wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of business on December 9, 2016); (ii) it will not revoke such instruction; and (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pearl River, State of New York, on the 8th day of December, 2016.

HUDSON TECHNOLOGIES, INC.

By:	/s/ KEVIN J. ZUGIBE
Kevin J. Zugibe,
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin J. Zugibe, Stephen P. Mandracchia and Brian F. Coleman and each of them, his or her true and lawful attorney-in-fact and agent, with full power and substitution and resubstitution, for him or her or its and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement and any registration statement filed under Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ KEVIN J. ZUGIBE*
Kevin J. Zugibe	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	December 8, 2016

/s/ NAT KRISHNAMURTI
Nat Krishnamurti	Chief Financial Officer (Principal Financial and Accounting Officer)	December 8, 2016

/s/ VINCENT P. ABBATECOLA*
Vincent P. Abbatecola	Director	December 8, 2016

/s/ BRIAN F. COLEMAN*
Brian F. Coleman	Director and President and Chief Operating Officer	December 8, 2016

Name	Title	Date

/s/ DOMINIC J. MONETTA*
Dominic J. Monetta	Director	December 8, 2016

/s/ OTTO C. MORCH*
Otto C. Morch	Director	December 8, 2016

/s/ RICHARD PARRILLO*
Richard Parrillo	Director	December 8, 2016

/s/ ERIC A. PROUTY*
Eric A. Prouty	Director	December 8, 2016

*By:	/s/ Stephen P. Mandracchia
Stephen P. Mandracchia
Attorney-in-Fact

EXHIBIT INDEX

Number	Exhibit Title
5	Opinion of Stephen P. Mandracchia.
23.1	Consent of BDO USA, LLP.
23.2	Consent of Stephen P. Mandracchia (included in Exhibit 5).
24	Power of Attorney (included on the signature page of the Registration Statement).